EMPLOYMENT AGREEMENT THIS AGREEMENT, made and entered into as of the 20th day of February, 2026, by and between Air T, Inc., a Delaware corporation (“Company”), and Tracy Kennedy (“Executive”). W I T N E S S E T H : WHEREAS, the Company desires to retain the continued services of Executive for and on behalf of the Company on the terms and subject to the conditions set forth herein. WHEREAS, the Company and Executive agree that this Employment Agreement supersedes and terminates any and all prior employment agreements between the Company and Executive. WHEREAS, each of the parties acknowledge that they are receiving good and valuable consideration for entering into this Employment Agreement, and Executive acknowledges that this Employment Agreement, including the confidentiality, non-disclosure and non-competition (if any) provisions set forth herein, were negotiated between the parties hereto and that Executive received bargained for consideration in the form of benefits resulting to Executive from the terms and conditions of such employment, in exchange for entering into this Employment Agreement. NOW, THEREFORE, in consideration of the mutual covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows: EMPLOYMENT AND TERM 1.1. EMPLOYMENT. Upon the terms and subject to the conditions herein contained, the Company hereby agrees to continue to employ Executive as its Chief Financial Officer, and Executive hereby accepts such employment with the Company. 1.2. TERM. Executive’s employment with the Company is at-will subject to the termination provisions in Article IV herein. Upon termination of this Agreement, except as otherwise provided herein, neither the Company nor Executive shall have any further rights, duties, privileges or obligations hereunder. COMPENSATION 2.1. BASE SALARY. In exchange for the provision of services, the Company agrees that it will pay Executive $331,000 per year (“Base Salary”), payable in accordance with standard pay practices of the Company, less any applicable withholdings or deductions. Executive’s Base Salary will increase to $360,000 per year effective January 1, 2027, and to $397,000 per year effective January 1, 2028. Executive’s position with the Company is classified as exempt, which means Executive is exempt under state and federal wage and hour laws and Executive will not be paid overtime for work over 40 hours per week. The statement of annual salary does not imply a guarantee of employment for Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 2 any specific length of time. If Executive’s employment terminates, Executive will be paid a prorated amount of Base Salary through Executive’s actual last day of employment. 2.2. BENEFITS. In addition to the compensation set forth under Section 2.1, Executive shall be entitled to participate in any of the Company’s standard benefit policies or plans, according to their terms. These policies may be modified or terminated from time to time by the Company. The written terms of the policies shall govern any questions of eligibility, coverage, and duration of coverage. Executive will be eligible to participate in the Company’s standard benefit package. Comprehensive benefits documents outlining the package have been provided for Executive’s reference. The Company reserves the right to make such changes to or eliminate the fringe benefit package or time-off policies as it deems necessary, in its sole discretion at any time without prior notice to Executive. Executive will be eligible to participate in the Company’s 401(k) plan. 2.3. INCENTIVE COMPENSATION. Executive is eligible to receive incentive compensation as set forth by the terms in this Agreement and in Exhibit A, attached hereto and incorporated herein. Further, in the event the Company implements an equity compensation plan in the future, Executive will have the opportunity to participate at the same level as other similarly situated employees. In the event of Executive’s voluntary termination of his employment, regardless of the reason, or the Company terminates Executive’s employment for Cause, as defined in Section 4.1.b of this Agreement, Company shall have no further obligations to make payment to Executive pursuant to Exhibit A, and all potential future payments pursuant to Exhibit A as of the termination date shall become null and void unless the Company decides to make payment for some or all of any such amounts. In the event of Executive’s termination by the Company without Cause, as defined in Section 4.1.b of this Agreement, or a termination due to Executive’s disability, as defined in Section 4.1.c of this Agreement, or due to Executive’s death, all potential future amounts pursuant to Exhibit A as of the termination date shall be payable to Executive or Executive’s estate in the event of Executive’s death, in accordance with the payment terms set forth in Exhibit A. 2.4. PTO. Executive shall receive four (4) weeks of vacation per year. Executive’s vacation time shall be subject to the terms and conditions of the Company’s policies. In scheduling such time off, Executive shall consider the needs of the Company’s business. 2.5. BUSINESS EXPENSES. The Company will reimburse Executive for all reasonable, ordinary and necessary expenses incurred by them in the performance of their duties hereunder, provided that Executive accounts to the Company for such expenses in a manner normally prescribed by the Company for reimbursement of expenses. Such reimbursement requests must be accompanied by the appropriate documentation and shall be subject to review by the Company’s Chief Executive Officer. Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 3 DUTIES OF EXECUTIVE 3.1. SERVICES. Executive shall perform all duties and obligations charged to Executive by the Chief Executive Officer of the Company and the Board of Directors of the Company as the same may be determined from time to time. 3.2. LOCATION. Executive shall be based at the Company’s offices in St. Louis Park, Minnesota or such other location within the Twin Cities metro, as determined by the Company. Executive may be expected to travel for business purposes from time to time. 3.3. TIME AND EFFORT. Executive shall devote their full time and effort to the business of the Company. Executive shall perform the duties and obligations required of Executive hereunder in a competent, efficient and satisfactory manner at such hours and under such conditions as the performance of such duties and obligations may require. 3.4. RESTRICTIVE COVENANTS. During the term of Executive’s employment with Company, and for a period of twelve (12) months thereafter, regardless of the reason for separation of employment unless terminated by the Company without Cause, as defined in Section 4.1b of this Agreement, Executive shall not do any of the following: a. personally engage in, own, manage, operate, join, control, consult with, participate in the ownership, operation or control of, be employed by or be connected in any manner with any person or entity which solicits, offers, offers to provide or provides any services or products similar to those which Company offers to its customers or prospective customers. This restriction applies in those geographic locations where Company is doing business at the time of Executive’s termination of employment; or b. attempt to solicit customers or the business of any person, firm, corporation or other entity who is or was a customer or account of Company while Executive was employed by Company, wherever located, for the purpose of selling to such customer or account any services or products similar to or competitive with Company; or c. induce or seek to induce any person employed with Company during the twelve (12) month period prior to Executive’s termination to discontinue that person’s employment with Company and will not solicit, recruit, hire or participate in any other person’s or entity’s effort to hire an employee of Company. 3.5. CONFIDENTIALITY AND LOYALTY. Executive acknowledges and agrees that during the course of their employment, they may produce and have access to Confidential Information. For the purposes of this Agreement, the term “Confidential Information” shall mean: all information relating to the businesses, products and services of the Company, its affiliates or subsidiaries and its customers which Company treats as confidential including, but not limited to: the identity, business and needs of the Company’s customers; the business and pricing policies and practices of the Company; the financial condition and affairs of the Company; the Company’s business development activities and plans for its existing and prospective lines of business, products and services; any of the Company’s art work, designs, engineering plans and drawings, computer software and databases, systems, methods, programming materials, processes, marketing Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 4 information; trade secrets; or any other confidential or secret information concerning the business and affairs of Company or any of its affiliates and subsidiaries; provided, however, that Confidential Information shall not include information or property which is (i) now in the public domain or later publicly available through no fault of Executive, (ii) known to Executive prior to Executive’s receipt of the same from or through Company, or (iii) rightfully obtained by Executive from sources other than Company. Accordingly, during and subsequent to the termination of this Agreement, Executive shall hold in confidence and not directly or indirectly disclose, use, copy or make lists of any such Confidential Information, except to the extent authorized in writing by the Company, or as required by law, regulations or court order (provided that Executive gives the Company reasonable prior notice of its intent to disclose such Confidential Information so that the Company may have reasonable time to seek a protective order or other appropriate remedy) or as otherwise is reasonably necessary or appropriate in connection with the performance by Executive of their duties pursuant to this Agreement. Upon termination of their employment under this Agreement, Executive shall promptly deliver to the Company (i) all records, manuals, books, documents, letters, reports, data, tables, calculations and all copies of any of the foregoing which are the property of the Company or which relate in any way to the customers, business, practices or techniques of the Company and (ii) all other property of the Company and Confidential Information which in any of these cases are in their possession or under their control. Executive agrees to abide by the Company’s reasonable policies as in effect from time to time, respecting avoidance of interests conflicting with those of the Company. 3.6. NON-DISPARAGEMENT. Executive agrees that during the term of Executive’s employment and for all time thereafter, that Executive will not disparage or defame the Company in any respect. Notwithstanding the preceding sentence, nothing contained herein shall prohibit Executive from exercising rights the Executive may have under Section 7 of the National Labor Relations Act. 3.7. WORKS MADE FOR HIRE. Executive acknowledges and agrees that any and all works of authorship by Executive made pursuant to this Agreement or any prior agreements are within the scope of services to be provided to the Company and shall constitute “works made for hire” as defined by the Copyright Act of 1976, Title 17 of the United States Code, as now enacted or hereinafter amended. Accordingly, Executive acknowledges and agrees that the Company shall be the sole and exclusive owner of any and all copyright(s) with respect to such works of authorship and that Executive shall not be entitled to any additional compensation over and above the compensation set forth herein or otherwise already received by Executive unless otherwise agreed in writing by the Company. If any work of authorship created hereunder or prior hereto is not deemed to be a “work made for hire,” Executive hereby assigns all right, title and interest therein to the Company and agrees to do all things and execute all such documents as the Company may reasonably require to evidence such assignment herein described. 3.8. COMPANY TO HOLD PROPRIETARY RIGHTS. Furthermore, and without limiting the foregoing, Executive acknowledges and agrees that all proprietary rights including, without limitation, all patent, trademark, trade secret, copyright and other rights, which may exist in connection with any and all inventions, ideas, and works created or conceived by Executive for the Company, either before or after the date hereof, shall be the sole and exclusive property of the Company and Executive shall have no further rights therein and, to the extent necessary, assigns all such rights to the Company. All patent, copyright and other rights in such inventions, ideas Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 5 and works shall be the property of the Company, who shall have the sole right to seek patent, copyright, registered design or other protection in connection therewith. Executive shall at the Company’s reasonable expense do all things and execute all such documents as the Company may reasonably require to vest in the Company the rights and protection herein described. TERMINATION 4.1. DEFINITIONS. For purposes of this Article IV the following definitions apply: a. “Base Salary” shall mean the Executive’s annualized base salary as adjusted from time to time. b. “Cause” shall mean a termination of Executive’s employment by the Company due to any of the following: i. Executive’s conviction of, or the entering by Executive of a plea of nolo contendere to, any felony charge or to any non-felony crime involving misrepresentation, fraud or moral turpitude; ii. Executive’s gross negligence, willful malfeasance or willful misconduct in connection with their employment hereunder which has had or could have a material adverse effect on the business or reputation of the Company and its subsidiaries, unless Executive reasonably believed in good faith that such act or non-act was in the best interests of the Company; iii. A refusal by Executive to perform Executive’s duties, responsibilities or obligations as assigned by the Chief Executive Officer or the Board of Directors (provided that such duties, responsibilities or obligations are not inconsistent with Executive’s position as Chief Financial Officer and are otherwise lawful, and further provided that the failure to perform is not due to incapacity caused by a disability) that continues for thirty (30) days after receipt by Executive of written notice from the Company identifying the duties, responsibilities or obligations not being performed; iv. A violation by Executive of any policy of the Company that is generally applicable to all employees or all officers of the Company, including, but not limited to, policies concerning insider trading and sexual harassment and the Company’s code of conduct, that Executive knows or could reasonably be expected to know that such action could result in a material adverse effect on the business or reputation of the Company and its subsidiaries, unless such violation is capable of being cured and is cured within thirty (30) days after receipt of notice thereof from the Company; v. Any fraudulent or dishonest action, or failure to act, with respect to the business or affairs of the Company or breach of the duty of loyalty toward the Company, including, without limitation, providing false or misleading information to the Company as part of the application process or otherwise; Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 6 vi. The commission of any unlawful or criminal act which is punishable as a felony or any crime involving dishonesty; vii. Executive’s failure to cooperate, if requested by the Chief Executive Officer or the Board of Directors, with any investigation or inquiry into their or the Company’s business practices, whether internal or external, including, but not limited to Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; viii. Use of alcohol or other drugs in a manner which affects the performance of Executive’s duties, responsibilities or obligations as an employee of the Company; or ix. Any material breach by Executive of the provisions of Article I or III of this Agreement, unless such violation is capable of being cured and is cured within thirty (30) days after receipt of notice thereof from the Company. c. “Disability” shall mean Executive’s inability to perform Executive’s essential job duties under this Agreement, with or without reasonable accommodation, for a continuous 120 calendar days or for periods aggregating 180 calendar days in an 18-month period. 4.2. SEVERANCE. a. If Company terminates this Agreement for any reason other than Cause, and in consideration of and contingent upon the execution and delivery by Executive of general release of all claims (in a form substantially similar to Exhibit B attached hereto) and expiration of any applicable rescission period in connection therewith, Executive shall be entitled to a severance payment equal to six (6) months plus one month for each year of employment — up to a maximum severance of twelve (12) total months of Base Salary (“Severance”). b. Severance shall be paid in a lump sum within sixty (60) days after the termination, provided that if, at the time of the Severance Event, Executive is considered a “specified employee” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (“Code”), the Severance shall be delayed until the first day of the seventh month following the month in which the Severance Event occurs. c. If applicable, the Severance will be offset by any income protection benefits payable to Executive during the first twelve months of a qualifying disability under the Company’s group short-term and long-term disability insurance plans. d. Company, pursuant to federal and state law, will provide, for a period of eighteen (18) months following the Separation Date (“COBRA Period”), a continuation of the group medical insurance coverage previously provided to Executive by Company, entirely at Executive’s expense. e. Notwithstanding the foregoing to the contrary, in no event shall the Severance constitute a “Parachute Payment” within the meaning of the Section 280G(b)(2) of the Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 7 Code. In the event that any portion of the Severance would be deemed a Parachute Payment, the amount of the Severance shall be reduced only to the extent necessary to eliminate any such treatment or characterization. f. It is the intent of the parties that payments under this Agreement comply with Section 409A of the Code, and, accordingly, to interpret, to the maximum extent permitted, this Agreement to be in compliance therewith. If the Executive notifies the Company in writing (with specificity as to the reason therefore) that the Executive believes that any provision of this Agreement (or of any payment of compensation under this Agreement) would cause the Executive to incur any additional tax or interest under Section 409A of the Code, and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the parties shall, in good faith, reform such provision to attempt to comply with Section 409A through good faith modifications to the minimum extent reasonably appropriate to conform with Section 409A. To the extent that any provision hereof is modified by the parties to attempt to comply with Section 409A of the Code, such modification shall be made in good faith and shall, to the maximum extent reasonably possible, maintain the original intent of the applicable provision without violating the provisions of Section 409A. Notwithstanding the foregoing, the Company shall not be required to assume any economic burden in connection with compliance or noncompliance with Section 409A of the Code. 4.3. SURVIVING RIGHTS. Notwithstanding the termination of Executive’s employment, the parties shall be required to carry out any provisions hereof which contemplate performance subsequent to such termination; and such termination shall not affect any liability or other obligation which shall have accrued prior to such termination, including, but not limited to, any liability for loss or damage on account of a prior default. GENERAL PROVISIONS 5.1. NOTICES. All notices, requests, and other communications shall be in writing and except as otherwise provided herein, shall be considered to have been delivered if personally delivered or when deposited in the United States Mail, first class, certified or registered, postage prepaid, return receipt requested, addressed to the proper party at its address as set forth below, or to such other address as such party may hereafter designate by written notice to the other party: a. If to Company, to: Air T, Inc. 5000 West 36th Street, Suite 200 St. Louis Park, MN 55416 Attn. Chief Executive Officer b. If to Executive, to: Tracy Kennedy 2924 Creek Lane Minnetonka, MN 55305 Tracynkennedy6@gmail.com Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 8 5.2. ASSIGNMENT. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by Executive without the prior written consent of the Company. 5.3. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or unenforceable or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In furtherance and not in limitation of the foregoing, should the duration or geographical extent of, or business activities covered by, any provision of this Agreement be in excess of that which is valid and enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities which may validly and enforceably be covered. Executive acknowledges the uncertainty of the law in this respect and expressly stipulates that this Agreement be given the construction which renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law. 5.4. COMPLETE AGREEMENT. This Agreement, and any attachments hereto or documents referenced herein, contains the complete agreement between the parties with respect to the subject matter hereof and supersedes any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way. No person, whether or not an officer, agent, employee or representative of any party, has made or has any authority to make for or on behalf of that party any agreement, representation, warranty, statement, promise, arrangement or understanding not expressly set forth in this Agreement (“Parole Agreements”). The parties acknowledge that in entering into this Agreement, they have not relied and will not in any way rely upon any Parole Agreements. 5.5. COUNTERPARTS. This Agreement may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together, when delivered, will constitute one and the same instrument. 5.6. GOVERNING LAW; CHOICE OF FORUM; ENFORCEMENT. The internal law, without regard to conflicts of laws principles, of the State of Minnesota will govern all questions concerning the construction, validity and interpretation of this Agreement and the performance of the obligations imposed by this Agreement. Any and every legal proceeding arising out of or in connection with this Agreement shall be brought in the appropriate courts of Hennepin County, Minnesota, and each of the parties hereto consents to the exclusive jurisdiction of such courts. 5.7. REMEDIES/INJUNCTIVE RELIEF. Executive agrees and understands that any breach of any of the covenants or agreements set forth in Article III of this Agreement will cause the Company irreparable harm for which there is no adequate remedy at law, and, without limiting whatever other rights and remedies the Company may have under this paragraph, Executive consents to the issuance of an injunction in favor of the Company enjoining the breach of any of the aforesaid covenants or agreements by any court of competent jurisdiction. No bond shall be required in connection with any such injunction. If any or all of the aforesaid covenants or agreements are held to be unenforceable because of the scope or duration of such covenant or Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 9 agreement or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce or modify the scope, duration and/or area of such covenant to the extent that allows the maximum scope, duration and/or area permitted by applicable law. 5.8. NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there by any estoppel to enforce any provisions of this Agreement, except by a statement in writing signed by the party against whom enforcement of the waiver or estoppel is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived. 5.9. MODIFICATION. This Agreement may not be altered, modified or amended except by an instrument in writing signed by Executive and the Company. 5.10. SURVIVAL. Articles II, III, IV and V shall survive the termination of Executive’s employment and termination or expiration of this Agreement. Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page 10 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. AIR T, INC. By: Nick Swenson Its: Chief Executive Officer EXECUTIVE Tracy Kennedy 25814619v5 Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-1 Exhibit A Incentive Compensation Executive shall be eligible to receive the following incentive compensation: 1. Quarterly Incentive Compensation. Executive shall be eligible for quarterly incentive compensation as follows: a. Amount. The calculation for each quarterly award will be based on a 1-5 rating for Executive’s performance in the preceding quarter. Each rating will represent a certain percentage bonus amount calculated off of that quarter’s Base Salary (e.g. Base Salary divided by four then multiplied by the bonus percentage associated with the rating given for that quarter). The ratings-based percentages are as follows: i. Rating of 1: 0% ii. Rating of 2: 10-30% (at CEO’s discretion) iii. Rating of 3: 50% iv. Rating of 4: 70% v. Rating of 5: 90%+ (at CEO’s discretion) b. Payment Timing. Each quarterly award, once calculated, will be payable in six equal installments during each of the subsequent quarters, starting with the immediately following quarter so long as Executive has met the eligibility requirements set forth in the Employment Agreement and this Exhibit A. c. Financial Distress. The Company reserves the right to pause the payments of any otherwise due and owing quarterly incentive compensation in the event the Company is in significant financial distress that would objectively impair the Company’s existing debt obligations, as determined in the sole discretion of the Company. In the event: (i) Executive voluntarily terminates Executive’s employment, regardless of the reason, or (ii) the Company terminates Executive employment for Cause, as defined in Section 4.1.b of the Employment Agreement, prior to a payment date set forth above in “1. Quarterly Incentive Payment,” the Company shall not be obligated to make any future payments to Executive. In other words, Executive must be employed in good standing on the respective payment date, as set forth in Section 1 of this Exhibit A in order to be eligible to receive the respective payment, unless Executive’s termination of employment prior to a respective payment date was due to: (i) Company’s termination without Cause, as defined in Section 4.1.b of the Employment Agreement, (ii) Executive’s termination due to disability, as defined in Section 4.1.c of the Employment Agreement or (iii) Executive’s death. Executive agrees that in the event that Executive’s termination of employment prior to a respective payment date was due to: (i) Company’s termination without Cause, as defined in Section 4.1.b of the Employment Agreement, (ii) Executive’s termination due to disability, as defined in Section Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-2 4.1.c of the Employment Agreement or (iii) Executive’s death, and Executive (or Executive’s estate, as applicable) is entitled to a future payment under this Exhibit A, such payment will be made expressly contingent upon Executive (or Executive’s estate, as applicable) signing and not rescinding a general form of release of claims, in a form substantially similar to that as is set forth in Exhibit B to the Employment Agreement by and between Executive and the Company. Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-3 Exhibit B Form Release Agreement SEVERANCE AND RELEASE AGREEMENT In exchange for the promises and covenants contained herein, Air T, Inc. (the “Company”) and Tracy Kennedy (“Employee”) hereby agree as follows: 1. Definitions. We intend all words used in this Severance and Release Agreement (“Agreement”) to have their plain meanings in ordinary English. Specific terms we use in this Agreement have the following meanings: A. Employee, as used herein, shall include the undersigned Employee and anyone who has obtained any legal rights or claims through the undersigned Employee. B. Company, as used herein, shall at all times mean Air T, Inc., its parent company, subsidiaries, successors and assigns, its affiliated and predecessor companies, their successors and assigns, their affiliated and predecessor companies, and the present or former directors, shareholders, officers, employees, representatives, and agents (including, without limitation, its accountants and attorneys) of any of them, whether in their individual or official capacities, and the current and former trustees or administrators of any pension or other benefit plan applicable to employees or former employees of Company, in their official or individual capacities. C. Employee’s Claims, as used herein, means all of the rights Employee has now to any relief of any kind from Company whether or not Employee now knows about those rights, arising out of Employee’s employment with Company, and Employee’s employment termination, including, but not limited to, claims arising under the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; the Minnesota Human Rights Act; the Genetic Information Nondiscrimination Act; the Fair Labor Standards Act; the Equal Pay Act; the Women’s Economic Security Act; claims pursuant to Minnesota Statutes Chapter 181; the National Labor Relations Act; the Fair Credit Reporting Act; the Americans with Disabilities Act; the Americans with Disabilities Amendments Act; Title VII of the Civil Rights Act of 1964, as amended; the Family and Medical Leave Act; the Worker Adjustment and Retraining Notification Act; or other federal, state or local civil rights laws; claims under the Minnesota Whistleblower Act; claims for breach of contract; claims for retaliation; fraud or misrepresentation; defamation, intentional or negligent infliction of emotional distress; breach of covenant of good faith and fair dealing; promissory estoppel; negligence; wrongful termination of employment; claims for alleged breach of fiduciary duty under Section 409 of the Employee Retirement Income Security Act alleging the impairment in value of Employee’s accounts, if any; claims for unpaid wages or compensation in any form; and any other claims for unlawful employment practices. 2. Separation Date. Employee’s last date of employment with Company was ____________ (the “Separation Date”). Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-4 3. Company’s Obligations and Severance Agreements. In consideration for Employee’s promises contained herein, specifically including, without limitation, the release of all claims by Employee and Employee’s promises to refrain from disclosing confidential information and trade secrets of Company, Company agrees as follows: A. Severance Payment. Provided Employee has not breached any of the provisions of this Agreement, and provided Employee has signed and not rescinded this Agreement within the Rescission Periods, as hereinafter defined, Company agrees to pay to Employee a Severance Payment of _________________ Dollars ($__________) (“Severance Payment”), which is equal to _____ (__) [week/months] of Employee’s annual base salary calculated at Employee’s regular rate of pay as of the date of this Agreement. This Severance Payment will be payable in one lump sum within 60 days after the Separation Date, subject to any further provisions of the Employment Agreement by and between Employee and the Company related to timing of such Severance Payment. The Severance Payment shall be subject to federal and state withholding taxes and FICA. The Company’s obligation regarding payment of the Severance Payment contained in this Section 3.A terminates upon Employee’s breach of any provisions of this Agreement. B. [INCLUDE ONLY IF APPLICABLE] Incentive Payment. Provided Employee has not breached any provisions of this Agreement, and provided Employee has signed and not rescinded this Agreement within the Rescission Periods, as hereinafter defined, the Company agrees to pay Employee [describe incentive payment, including type and installment] of ______________________ Dollars ($_____________) (“Incentive Payment”). The Incentive Payment will be paid in accordance with the Company’s ordinary payment practices pursuant to Exhibit A and applicable law. The Incentive Payment shall be subject to federal and state withholding taxes and FICA. The Company’s obligation regarding payment of the Incentive Payment contained in this Section 3.B terminates upon Employee’s breach of any provisions of this Agreement. C. Medical Insurance Benefits. Company, pursuant to federal and state law, will provide, for a period of eighteen (18) months following the Separation Date (“COBRA Period”), a continuation of the group medical insurance coverage previously provided to Employee by Company, entirely at Employee’s expense. D. Unemployment. Company agrees not to unreasonably challenge any claim of unemployment filed by Employee. E. References. In the event another potential employer seeks a reference or other information regarding Employee’s employment with the Company, the Company agrees to only provide Employee’s title and dates of employment. 4. Employee Obligations. As material inducement to Company in entering into this Agreement and providing the consideration described in Section 3, Employee hereby agrees as follows: Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-5 A. Release. Employee agrees to release all Employee’s Claims. Employee acknowledges that the money and promises received and to be received by Employee are in exchange for the release of Employee’s Claims. B. Covenant Not to Sue. Employee agrees that Employee will not initiate any litigation to pursue claims which Employee released in Section 4.A. This covenant does not apply to litigation challenging the validity of Section 4.A. Excluded from this covenant are any claims which cannot be waived by law, including, without limitation, the right to file a charge with or participate in any investigation conducted by the Equal Employment Opportunity Commission (“EEOC”) or any state or local agency. Employee agrees to waive, however, Employee’s right to any monetary recovery should the EEOC or any state or local agency pursue any claims on Employee’s behalf. Further, employee agrees to pay Company’s attorneys’ fees if Employee breaches the covenant not to sue contained in this Section 4.B. C. Company Property. Employee acknowledges that Employee returned to Company immediately upon termination, or as soon as practical thereafter, all property belonging to Company, whether such property was held on or off the premises of Company, including, without limitation, any and all computer hardware or computer software. D. Confidentiality. For all time hereafter forever, Employee will not use or make available or divulge to any person, firm, corporation or other entity any information of or regarding Company including, without limitation, trade secrets, customer lists, business policies, financial information, technical information, methods of operation, marketing programs, information regarding any Company employee matters, customer price lists or any other confidential or secret information concerning the business and affairs of Company or any of its affiliates (the “Confidential Information”). Notwithstanding any language in this Agreement to the contrary, Employee shall not be held criminally or civilly liable under any Federal or State trade secret law for disclosure of a trade secret that is made: 1) in confidence to a Federal, State or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law; or 2) in a complaint or other document filed in a lawsuit or other proceeding if such filing is made under seal; or 3) to Employee’s attorney if Employee files a lawsuit for retaliation for reporting a suspected violation of the law, or made in such court proceeding, if the individual files any documents containing the trade secret under seal and does not disclose the trade secret except pursuant to court order. Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed under the aforementioned statute. E. Confidentiality of Agreement. Employee agrees that Employee will keep the terms and conditions of this Agreement strictly confidential, except that Employee may disclose the terms and conditions of this Agreement to Employee’s spouse, if any, attorney, tax preparer, government agencies or as required by law. Employee agrees that in the event that Employee discloses any of the terms of this Agreement, including the fact of payment other than as set forth above, Employee shall be liable to Company as set forth in Section 4.G of this Agreement and for any and all injuries or damages sustained by Company Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-6 including costs, disbursements and attorneys’ fees incurred by Company as a direct result of Employee’s disclosure. F. Non-Disparagement. Company and Employee agree that neither shall disparage or defame the other in any respect. G. Remedies. Employee acknowledges that any breach of any of the promises set forth in Section 4 will cause Company irreparable harm for which there is no adequate remedy at law, and Employee therefore consents to the issuance of any injunction in favor of Company enjoining the breach of any of those promises by any court of competent jurisdiction. If any promise made by Employee in this Section 4 should be held to be unenforceable because of its scope or duration, or the area or subject matter covered thereby, Employee agrees that the court making such determination shall have the power to reduce or modify the scope, duration, subject matter or area of that promise to the extent that allows the maximum scope, duration, subject matter or area permitted by applicable law. Employee further agrees that the remedies provided for herein are in addition to, and are not to be construed as replacements for, or a limitation of, rights and remedies otherwise available to Company. 5. Employee’s Understandings. Employee acknowledges and represents that: A. Employee understands that Employee has the right to consult with an attorney regarding the meaning and effect of this Agreement. B. Employee also understands that Employee has a period of twenty-one (21) calendar days from the date on which Employee receives an unsigned copy of this Agreement in which to consider whether or not to sign this Agreement and that, having been advised of that entitlement, Employee may elect to sign this Agreement at any time prior to the expiration of that time period. Employee agrees that any revisions to this Agreement after the date on which Employee receives this Agreement, whether material or immaterial, will not extend or alter the time period for Employee to consider whether to sign the Agreement. C. Employee understands that Employee may rescind (that is, cancel) within seven (7) calendar days of signing the Agreement the provisions of Section 4.A of this Agreement with respect to claims arising under the Age Discrimination in Employment Act (“ADEA Rescission Period”) and that Employee may rescind within fifteen (15) calendar days of signing the Agreement the provisions of Section 4.A of this Agreement with respect to claims arising under the Minnesota Human Rights Act (“MHRA Rescission Period”) (collectively, “Rescission Periods”). To be effective, rescission must be in writing, delivered to Company at 5000 West 36th Street, Suite 200 St. Louis Park, MN 55416, ATTN: General Counsel, within the applicable rescission period, or sent to Company, at such address, by certified mail, return receipt requested, postmarked within the applicable rescission period. 6. Cancellation of Agreement by Company. If Employee exercises Employee’s right of rescission under Section 5.C of this Agreement, Company will have the right, exercisable by written notice delivered to Employee, to terminate this Agreement in its entirety, in which event Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-7 Company will have no obligation whatsoever to Employee hereunder. If Employee exercises Employee’s right of rescission under Section 5.C of this Agreement, and Company does not exercise its right to terminate this Agreement hereunder, the remaining provisions of this Agreement (including specifically the remaining provisions of Section 4 of this Agreement) shall remain valid and continue in full force and effect. 7. Performance by Employee. Nothing contained herein shall operate as a waiver or an election of remedies by Company should Employee fail to perform any duty or obligation imposed upon Employee hereunder. Notwithstanding anything contained herein to the contrary, this Agreement and the duties and obligations of Employee hereunder shall continue in full force and effect irrespective of any violation of any term or provision of this Agreement by Employee. 8. No Admission of Liability. The parties agree that this Agreement shall not be considered an admission of liability by Company. Company expressly denies that it is in any way liable to Employee or that it has engaged in any wrongdoing with respect to Employee. 9. Employee Acknowledgements. Employee acknowledges and represents that: (a) Employee has read this Agreement and understands its consequences; (b) Employee has received adequate opportunity to read and consider this Agreement; (c) Employee has determined to execute this Agreement of Employee’s own free will and acknowledges that Employee has not relied upon any statements or explanations made by Company regarding this Agreement; and (d) the promises of Company made in this Agreement constitute fair and adequate consideration for the promises, releases and agreements made by Employee in this Agreement. 10. Entire Agreement. This Agreement, including any exhibits attached hereto or documents expressly referred to herein, contains the entire agreement between Company and Employee and supersedes and cancels any and all other agreements, whether oral or in writing, between Company and Employee with respect to the matters referred to herein. Employee shall continue to be bound by all post-employment obligations whether contractual, or based on common law, owed to Company, including those set forth in that certain Employment Agreement dated __________ by and between Company and Employee. 11. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Minnesota. Employee acknowledges and agrees that any disputes regarding this Agreement shall be venued in either state or federal court in Hennepin County, Minnesota. 12. Effective Date. This Agreement was originally offered to Employee on or about ____________. Employee shall have until the close of business on ____________ [21 days after 1st date], to accept this Agreement. If Employee desires to accept this Agreement, Employee shall execute the Agreement and return the same to Company at the address set forth in Section 5.C hereof. If Employee does not so accept this Agreement, this Agreement, and the offer contained herein, shall be null and void as of the close of business on ___________. [same as 2nd date] 13. Counterparts. This Agreement may be executed in counterparts with an executed counterpart to be delivered to the other party. Each such executed counterpart shall be deemed an original but shall constitute one and the same instrument. Air T, Inc. Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392

Air T, Inc. Executive Employment Agreement Page C-8 Date: By: Its: Date: Tracy Kennedy Docusign Envelope ID: A7968947-A012-4029-8C72-0D8DCA295392